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                                                                   EXHIBIT 10.13

                           LOAN AND SECURITY AGREEMENT

                                 by and between

                               Silicon Valley Bank

                                       and

                      California Micro Devices Corporation

                                  June 17, 2002



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                           LOAN AND SECURITY AGREEMENT

     This LOAN AND SECURITY AGREEMENT dated June 17, 2002, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and CALIFORNIA MICRO DEVICES CORPORATION, a California corporation ("Borrower"), whose address is 215 Topaz Street, Milpitas, California 95035, provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.   ACCOUNTING AND OTHER TERMS

     Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2.   LOAN AND TERMS OF PAYMENT

     2.1 Promise to Pay.

     Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

          2.1.1 Revolving Advances.

               (a) Bank will make Advances not exceeding the lesser of (i) the Committed Revolving Line minus the Sublimit Utilization Amount and
          (ii) the Borrowing Base minus the sum of (a) the Sublimit Utilization Amount and (b) an amount equal to 65% of the sum of the outstanding principal balance of the Equipment Advances. Amounts borrowed under this Section may be repaid (without penalty except for penalties which may apply pursuant to Section 6.8(f)) and reborrowed during the term of this Agreement.

               (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her authorized designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

               (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

               (d) Bank's obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) or the

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prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

     2.1.2 Letters of Credit Sublimit.

     Bank will issue or have issued Letters of Credit for Borrower's account not exceeding the lesser of (i) the Committed Revolving Line minus the sum of (a) all amounts for services utilized under the Cash Management Services Sublimit,
(b) the FX Reserve and (c) the sum of the outstanding principal balance of the Advances, and (ii) the Borrowing Base minus the sum of (a) all amounts for services utilized under the Cash Management Services Sublimit, (b) the FX Reserve, (c) the sum of the outstanding principal balance of the Advances and
(d) an amount equal to 65% of the sum of the outstanding principal balance of the Equipment Advances. Each Letter of Credit will have an expiry date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms acceptable to Bank on or before the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

     2.1.3 Foreign Exchange Sublimit.

     If there is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contract"). Bank will subtract 10% of each outstanding FX Forward Contract from the foreign exchange sublimit which is a maximum of the lesser of (i) the Committed Revolving Line minus the sum of (a) all amounts for services utilized under the Cash Management Services Sublimit, (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and (c) the sum of the outstanding principal balance of the Advances, and (ii) the Borrowing Base minus the sum of (a) all amounts for services utilized under the Cash Management Services Sublimit, (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), (c) the sum of the outstanding principal balance of the Advances and
(d) an amount equal to 65% of the sum of the outstanding principal balance of the Equipment Advances (the "FX Reserve"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Reserve. Bank may terminate the FX Forward Contracts if an Event of Default occurs.

     2.1.4 Cash Management Services Sublimit.

     Borrower may use up to the lesser of (i) the Committed Revolving Line minus the sum of (a) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), (b) the FX Reserve and (c) the sum of the outstanding principal balance of the Advances, and (ii) the Borrowing Base minus the sum of (a) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), (b) the FX Reserve, (c) the sum of the outstanding principal balance of the Advances and (d) an amount equal to 65% of the sum of the outstanding principal balance of the Equipment Advances (the "Cash Management Services Sublimit") for Bank's Cash Management Services, which may include merchant services, direct

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deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). Such aggregate amounts utilized under the Cash Management Services Sublimit will at all times reduce the amount otherwise available to be borrowed under the Committed Revolving Line. Any amounts Bank pays on behalf of Borrower or any amounts that are not paid by Borrower for any Cash Management Services will be treated as Advances under the Committed Revolving Line and will accrue interest at the rate for Advances.

     2.1.5 Equipment Advances.

          (a) Through December 17, 2002 (the "Equipment Availability End Date"), Bank will make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding the lesser of the Committed Equipment Line and, with respect to 65% of all Equipment Advances, the Borrowing Base. The Equipment Advances may only be used to (i) repay amounts owing to Comerica Bank-California and (ii) finance or refinance Equipment purchased on or after 180 days before the date of each Equipment Advance and may not exceed 100% of the equipment invoice excluding taxes, shipping, warranty charges, freight discounts and installation expense. Equipment eligible for Equipment Advances is manufacturing, computer and office equipment and furnishings. Software, tenant improvements, and other soft costs (including maintenance and related training) may constitute up to 20% of the aggregate Equipment Advances. Each Equipment Advance must be for a minimum of $100,000. The number of Equipment Advances is limited to 5, excluding the initial Equipment Advance.

          (b) Interest accrues from the date of each Equipment Advance at the rate in Section 2.3(a) and is payable monthly until the Equipment Availability End Date occurs. Equipment Advances outstanding on the Equipment Availability End Date are payable in 36 equal consecutive monthly installments of principal, plus accrued interest, beginning on the 1st of each month following the Equipment Availability End Date and ending 36 months thereafter (each, an "Equipment Maturity Date"). Equipment Advances when repaid may not be reborrowed.

          (c) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time 1 Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or authorized designee and include a copy of the invoice for the Equipment being financed.

     2.2 Overadvances.

     If Borrower's Obligations under Section 2.1.1, 2.1.2, 2.1.3 and 2.1.4 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base minus the Formula Portion, Borrower must immediately pay Bank the excess. If Borrower's obligations under the Committed Revolving Line and the Committed Equipment Line exceed $5,000,000, Borrower must immediately pay Bank the excess.

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     2.3 Interest Rate, Payments.

                  (a) Interest Rate. (i) Advances accrue interest on the outstanding principal balance at a per annum rate of 0.75 percentage points above the Prime Rate, or, after achieving two consecutive quarters of net profit of at least $1, at the prime Rate; and (ii) Equipment Advances accrue interest on the outstanding principal balance at a per annum rate of 3.00 percentage points above the Prime Rate. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

                  (b) Payments. Interest due on the Committed Revolving Line is payable on the 1st day of each month. Interest due on the Equipment Advances is payable on the 1st day of each month. Bank may debit any of Borrower's deposit accounts including Account Number _____________________________ for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

     2.4 Fees.

     Borrower will pay:

                  (a) Loan Fee. A fully earned, non-refundable facility fee of $40,000; and

                  (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

3.   CONDITIONS OF LOANS

     3.1 Conditions Precedent to Initial Credit Extension.

     Bank's obligation to make the initial Credit Extension is subject to the condition precedent that (a) it receive the agreements, documents and fees it requires, (b) that it receives a payoff letter satisfactory to Bank with respect to the payoff of Comerica Bank-California and the release of the Liens in favor of Comerica Bank-California, (c) that an Equipment Advance is requested to pay off all amounts owing to Comerica Bank-California and to terminate all related Liens, and (d) such Equipment Advance is used to repay all amounts owing to Comerica Bank-California before any other Credit Extension.

     3.2 Conditions Precedent to all Credit Extensions.

     Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

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                  (a) timely receipt of any Payment/Advance Form; and

                  (b) the representations and warranties in Section 5 must be true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

4.   CREATION OF SECURITY INTEREST

     4.1 Grant of Security Interest.

     Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations and all obligations of the Bank to make Credit Extensions or otherwise extend credit accommodations have terminated.

     4.2 Authorization to File Financing Statements.

     Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Collateral.

5.   REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants that the following statements are true and correct on the date hereof and Borrower covenants that the following statements will continue to be true and correct throughout the term of this Agreement and so long as any Obligations are outstanding:

     5.1 Due Organization and Authorization.

     Borrower and each Subsidiary is duly existing and in good standing in its state of formation (or reincorporation) and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

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     5.2 Collateral.

     Borrower has good title to the Collateral, free of Liens except Permitted Liens. Borrower has no other deposit account, other than the deposit accounts described in the Schedule (which Schedule Borrower may update from time to time by written notice to Bank). Except as set forth in the Schedule (which Schedule Borrower may update from time to time by written notice to Bank), (a) the Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor, and (b) the Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Except as set forth in the Schedule (which Schedule Borrower may update from time to time by written notice to Bank), Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such invalidity, unenforceability, judgment, or claim could not reasonably be expected to cause a Material Adverse Change.

     5.3 Litigation.

     Except as set forth in the Schedule (which Schedule Borrower may update from time to time by written notice to Bank), there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary which could result in damages or costs to Borrower or any Subsidiary of $100,000 or more, or in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

     5.4 No Material Adverse Change in Financial Statements.

     All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

     5.5 Solvency.

     The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

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     5.6 Regulatory Compliance.

     Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and which do not result in any tax lien on any of the Collateral. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

     5.7 Subsidiaries.

     Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

     5.8 Full Disclosure.

     No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.   AFFIRMATIVE COVENANTS

     Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

     6.1 Government Compliance.

     Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation (or reincorporation) and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could

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have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

     6.2 Financial Statements, Reports, Certificates.

                  (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal quarter or within 5 days of filing with the SEC, if earlier, Borrower's Report on Form 10-Q containing consolidated financial statements prepared under GAAP, consistently applied, subject to year-end audit adjustments; (iii) as soon as available, but no later than 120 days after the last day of Borrower's fiscal year or within 5 days of filing with the SEC, if earlier, Borrower's Report on Form 10-K containing audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could reasonably result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (v) budgets, sales projections, operating plans, 8-K filings or other financial information Bank reasonably requests; and
(vi) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

                  (b) Within 30 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable and accounts payable.

                  (c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D, and containing a report of backlog and bookings.

                  (d) Borrower will allow Bank to audit Borrower's Collateral at Borrower's reasonable expense. Such audits will be conducted no more often than every 6 months unless an Event of Default or an event which, with notice or passage of time or both would constitute an Event of Default, has occurred and is continuing.

     6.3 Inventory; Returns.

     Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $100,000, excluding distributor stock rotation.

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     6.4 Taxes.

     Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP and which do not result in any tax lien on any of the Collateral) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

     6.5 Insurance.

     Borrower will keep its business and the Collateral insured for risks and in amounts as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts, that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's reasonable option, be payable to Bank on account of the Obligations.

     6.6 Bank Accounts.

     (a) Borrower will open an account into which all funds received from account debtors will be deposited (the "Collateral Account"). Borrower will require its account debtors to mail payments to a post office box designated by Bank, over which Bank has exclusive access. Bank will collect the payments for credit to the Collateral Account. Account debtors may pay by electronic transfer of funds directly to the Collateral Account. Borrower holds any payments that it receives directly in trust for Bank and will immediately deliver the payments to Bank for deposit to the Collateral Account. As provided in Section 9.1(e), Bank may transfer any funds from any other Borrower account to the Collateral Account. Borrower may not maintain any accounts other than with Bank except for
(i) accounts from which all funds are transferred daily to the Collateral Account and (ii) accounts set forth in the Schedule (which Schedule Borrower may update from time to time by written notice to Bank). Bank may, in its sole discretion, apply all amounts in the Collateral Account against Borrower's outstanding Obligations; provided, however, Bank shall not apply amounts in the Collateral Account against amounts owing under the Committed Equipment Line unless an Event of Default has occurred and is continuing. So long as (x) an Event of Default has occurred and is continuing, and (y) any Obligations less amounts owing under the Committed Equipment Line remain unpaid, neither Borrower nor any person claiming through Borrower shall have any right in the Collateral Account, and Bank shall have all right, title, and interest in all of the items in the Collateral Account and their proceeds.

     (b) Borrower will maintain its primary depository and operating accounts with Bank.




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     6.7 Financial Covenants.

     (a) Borrower will maintain as of the last day of each month: Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 0.70 to 1.00.

     (b) Borrower will maintain as of the last day of each quarter: Tangible Net Worth. A Tangible Net Worth of at least $5,000,000.

     6.8 Asset Based Lending Facility. If Borrower fails to maintain the Quick Ratio set forth in Section 6.7(a) above (the "Triggering Event"), the credit facilities will immediately and without notice convert to an asset based lending facility with modifications as follows:

     (a) Section 6.6(a) shall be deleted in its entirety and replaced with the following: "Borrower will open an account into which all funds received from account debtors will be deposited (the "Collateral Account"). Borrower will require its account debtors to mail payments to a post office box designated by Bank, over which Bank has exclusive access. Bank will collect the payments for credit to the Collateral Account. Account debtors may pay by electronic transfer of funds directly to the Collateral Account. Borrower holds any payments that it receives directly in trust for Bank and will immediately deliver the payments to Bank for deposit to the Collateral Account. Bank may transfer any funds from any other Borrower account to the Collateral Account. Borrower may not maintain any accounts other than with Bank except for (i) accounts from which all funds are transferred daily to the Collateral Account and (ii) accounts set forth in the Schedule (which Schedule Borrower may update from time to time by written notice to Bank). Bank has all right, title and interest in all of the items in the Collateral Account and their proceeds. Bank will daily sweep amounts in the Collateral Account to apply to the outstanding Obligations; provided, however, Bank shall not apply amounts in the Collateral Account against amounts owing under the Committed Equipment Line unless an Event of Default has occurred and is continuing. Amounts deposited in the Collateral Account will be credited to the Collateral Account three (3) Business Days after receipt, if by check, or on the same day, if by wire or other electronic transfer. Neither Borrower nor any person claiming through Borrower shall have any right in the Collateral Account."

     (b) Section 6.7(a), "Quick Ratio", shall be deleted in its entirety.

     (c) Section 6.7(b), "Tangible Net Worth", shall be amended to require a Tangible Net Worth of not less than an amount to be reasonably determined by Bank following the Triggering Event.

     (d) The Borrowing Base must be adequate to support all outstanding Advances and Equipment Advances, with any Advances or Equipment Advances in excess of the Borrowing Base being immediately repaid.

     (e) Section 2.3(a), "Interest Rate", shall be amended to require the accrual of interest on Advances and Equipment Advances at a per annum rate of
1.25 percentage points above the Prime Rate.


     (f) A new Section 2.4(c) shall be added as follows: "A Collateral Handling Fee of $750 per month when amounts are outstanding under either the Committed
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Revolving Line or the Committed Equipment Line, payable monthly on the 1st day of each month."

     (g) A new Section 2.4(d) shall be added as follows: "A Prepayment Fee of $25,000 upon the payment and termination, in whole or in part, of the Committed Revolving Line and Committed Equipment Line, whether as a result of acceleration or otherwise, provided, that no Prepayment Fee shall be due if the commitments hereunder are transferred to another lending area within the Bank or if Borrower continues to maintain its primary banking and depositary relationship with Bank."

     (h) Section 6.2(d) shall be amended to provide for quarterly audits of Borrower's Collateral.

     (i) A new Section 6.2(e) shall be added as follows: "Within 2 days of the end of each week, and each time an Advance or Equipment Advance is requested, a transaction report listing sales, credit memos and other Collateral adjustments for the previous week.

     6.9 Intellectual Property Rights.

     Borrower will (a) protect, defend and maintain the validity and enforceability of the Intellectual Property material to Borrower's business and promptly advise Bank in writing of material infringements and (b) not allow any Intellectual Property material to Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent.

     6.10 Further Assurances.

     Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7.   NEGATIVE COVENANTS

     Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend or there are any outstanding Obligations:

     7.1 Dispositions.

     Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of exclusive or non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (c) of worn-out or obsolete Inventory and Equipment.

     7.2 Changes in Business, Non-Ordinary Course Transactions, Ownership, or Business Locations.

     Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or enter into any transaction outside the ordinary course of business, or permit any person or group of persons (within the meaning of Rule 13d-5 and successor rules promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the "34 Act")) to (a) acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities Exchange Commission under the 34 Act) of thirty percent (30%) or more of the outstanding equity securities of Borrower entitled to vote for members of the board of directors, or (b) acquire all or substantially all substantially all of the assets of Borrower and its Subsidiaries taken as a whole. Borrower will not, without at least 30 days prior written notice to the Bank, relocate its chief executive office (except Borrower may relocate to 430 N. McCarthy Blvd., Milpitas, California), change its state of formation (including reincorporation), change its organizational number or name or add any new offices or business locations (including warehouses) in which Borrower maintains or stores over $50,000 in Collateral.

     7.3 Mergers or Acquisitions.

     Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except that a Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

     7.4 Indebtedness.

     Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

     7.5 Encumbrance.

     Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

     7.6 Distributions; Investments.

     Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any cash dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except for the repurchase of stock from employees, officers, and directors of Borrower pursuant to the terms of applicable repurchase agreement in an aggregate amount not to exceed $50,000 in the aggregate in any fiscal year, provided that no Event of Default has occurred or is continuing or would exist after giving effect to such repurchases.

     7.7 Transactions with Affiliates.

     Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

     7.8 Subordinated Debt.

     Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

     7.9 Compliance.

     Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.   EVENTS OF DEFAULT

     Any one of the following is an Event of Default:

     8.1 Payment Default.

     If Borrower fails to pay any of the Obligations within 3 days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

     8.2 Covenant Default.

     If Borrower does not perform any obligation in Section 6 (subject to Section 6.8) or violates any covenant in Section 7; or

     If Borrower does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

     8.3 Material Adverse Change.

     If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or
(iii) is a material impairment of the value or priority of Bank's security interests in the Collateral (each of (i), (ii) and (iii) above shall be referred to herein as a "Material Adverse Change").

     8.4 Attachment.

     If any of Borrower's assets having a value in the aggregate of more than $50,000 is seized, or comes into possession of a trustee or receiver, or is attached or levied on and the attachment or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

     8.5 Insolvency.

     If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

     8.6 Other Agreements.

     If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $500,000 or that could cause a Material Adverse Change, or if there is a default under the Loan Agreement between The Industrial Development Authority of the City of Tempe, Arizona and Borrower dated as of March 1, 1988, as may be amended, and the Trustee (as defined therein) exercises any of its remedies thereunder or under the Indenture of Trust, dated as of March 1, 1988;

     8.7 Judgments.

     If a money judgment(s) in the aggregate of at least $200,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

     8.8 Misrepresentations.

     If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9.   BANK'S RIGHTS AND REMEDIES

     9.1 Rights and Remedies.

     When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

     (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

     (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

     (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

     (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

     (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

     (g) Require Borrower to provide cash collateral in the face amount of all undrawn Letters of Credit; and

     (h) Dispose of the Collateral according to the Code.

     9.2 Power of Attorney.

     Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under

Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

     9.3 Accounts Collection.

     When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and demand payment of, and collect any Accounts, general intangibles and other Collateral, and, in connection therewith, Borrower irrevocably authorizes Bank to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, and, in Bank's good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and general intangibles for less than face value. When an Event of Default occurs and continues, Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

     9.4 Bank Expenses.

     If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any reasonable amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

     9.5 Bank's Liability for Collateral.

     If Bank complies with reasonable banking practices and Section 9207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower otherwise bears all risk of loss, damage or destruction of the Collateral.

     9.6 Remedies Cumulative.

     Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

     9.7 Demand Waiver.

     Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

     9.8 Collateral Control Provisions

     Without limiting Bank's other rights and remedies, if an Event of Default occurs and is continuing, the provisions of Exhibit E hereto (the "Collateral Control Provisions") shall be effective, upon written notice by Bank to the Borrower.

10.  NOTICES

     All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by facsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11.  CHOICE OF LAW, FORUM AND JURY TRIAL WAIVER

     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

     BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.  GENERAL PROVISIONS

     12.1 Successors and Assigns.

     This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

     12.2 Indemnification.

     Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     12.3 Time of Essence.

     Time is of the essence for the performance of all obligations in this Agreement.

     12.4 Severability of Provision.

     Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     12.5 Amendments in Writing, Integration.

     All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

     12.6 Counterparts.

     This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

     12.7 Survival.

     All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

     12.8 Confidentiality.

     In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

     12.9 Attorneys' Fees, Costs and Expenses.

     In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.  DEFINITIONS

     13.1 Definitions.

     In this Agreement:

     "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

     "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "Bank Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings), or otherwise relating to Borrower or the Loan Documents, including, but not limited to, any reasonable attorneys' fees and costs Bank incurs in order to do the following: obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of Bank's rights; prosecute actions against, or defend actions by, account debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any bankruptcy claim, third-party claim, or other claim; protect, obtain possession of, lease, dispose of, or otherwise enforce Bank's security interest in, the Collateral; and otherwise represent Bank in any litigation relating to Borrower.

     "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "Borrowing Base" is 80% of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank may lower the percentage of the Borrowing Base after performing an audit of Borrower's Collateral.

     "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "Cash Management Services" are defined in Section 2.1.4.

     "Cash Management Services Sublimit" are defined in Section 2.1.4.

     "Closing Date" is the date of this Agreement.

     "Code" is the Uniform Commercial Code, as applicable.

     "Collateral" is the property described on Exhibit A.

     "Committed Equipment Line" is a Credit Extension of up to $3,500,000, provided that the sum of all advances under the Committed Equipment Line and the Committed Revolving Line shall not exceed $5,000,000 at any time.

     "Committed Revolving Line" is an Advance of up to $3,500,000, provided that the sum of all advances under the Committed Equipment Line and the Committed Revolving Line shall not exceed $5,000,000 at any time.

     "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

     "Credit Extension" is each Advance, Equipment Advance, Letter of Credit, Exchange Contract, or any other extension of credit by Bank for Borrower's benefit.

     "Current Assets" are amounts that under GAAP should be included on that date as current assets on Borrower's consolidated balance sheet.

     "Current Liabilities" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year, and include the face amount of all outstanding Letters of Credit, all FX Forward Contracts and Cash Management Services.

     "Eligible Accounts" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 5; but Bank may reasonably change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

          (a) Accounts that the account debtor has not paid within 90 days of invoice date;

          (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date (net of retentions);

          (c) Credit balances over 90 days from invoice date;

          (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage (except, on a case-by-case basis, concentrations up to 50% with Bank's prior written consent);

          (e) Accounts for which the account debtor does not have its principal place of business in the United States, except for those foreign Accounts determined to be eligible by Bank on a case-by-case basis up to $3,000,000;

          (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

          (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

          (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

          (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

          (j) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

          (k) Accounts for which Bank reasonably determines collection to be doubtful.

     "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "Equipment Advance" is defined in Section 2.1.5.

     "Equipment Availability End Date" is defined in Section 2.1.5.

     "Equipment Maturity Date" is defined in Section 2.1.5.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "Formula Portion" means an amount equal to 65% of the outstanding principal balance of the Equipment Advances.

     "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     "FX Forward Contract" is defined in Section 2.1.3.

     "FX Reserve" is defined in Section 2.1.3.

     "GAAP" is generally accepted accounting principles.

     "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "Intellectual Property" is:

          (a) Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

          (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

          (c) All design rights which may be available to Borrower now or later created, acquired or held;

          (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

     All associated goodwill, and all proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

     "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

     "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "Letter of Credit" is defined in Section 2.1.2.

     "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "Loan Documents" are, collectively, this Agreement, any note, or notes executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "Mask Works" are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

     "Material Adverse Change" is defined in Section 8.3.

     "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "Patents" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

     "Permitted Indebtedness" is:

          (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

          (b) Indebtedness existing on the Closing Date and shown on the Schedule;

          (c) Subordinated Debt;

          (d) Indebtedness to trade creditors and for payroll obligations and taxes incurred in the ordinary course of business; and

          (e) Indebtedness secured by Permitted Liens.

     "Permitted Investments" are:

          (a) Investments shown on the Schedule and existing on the Closing
     Date;

          (b) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue, and (iv) investments maintained with Bank and Bank Affiliates; and

          (c) Joint ventures and other strategic alliances entered into in the ordinary course of Borrower's business, provided that any cash investments by Borrower shall not exceed $50,000 in the aggregate in any fiscal year.

     "Permitted Liens" are:

          (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

          (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

          (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

          (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

          (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

          (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

          (g) Liens securing claims of materialmen, mechanics, carriers, warehousemen, landlords, repairmen, and the like incurred in the ordinary course of business which are not delinquent or remain payable without penalty;

          (h) Deposits made in the ordinary course of business with respect to workers compensation insurance, unemployment insurance, and other social security legislation (other than any Lien imposed by ERISA); and

          (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution.

     "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

     "Quick Assets" is, on any date, the Borrower's consolidated, unrestricted cash (of which not less than $2,750,000 shall be on deposit with Bank on an ongoing basis), cash equivalents, net billed accounts receivable, investments with maturities of fewer than 12 months determined according to GAAP, and investments maintained with Bank and Bank Affiliates.

     "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

     "Revolving Maturity Date" is June 17, 2003.

     "Schedule" is any attached schedule of exceptions.

     "Sublimit Utilization Amount" means the sum of (a) all amounts for services utilized under the Cash Management Services Sublimit, (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) and (c) the FX Reserve.

     "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

     "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, (c) restricted cash, and (d) reserves not already deducted from assets, and (ii) Total Liabilities.

     "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and the current portion of Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

     "Trademarks" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Assignor connected with the trademarks.

                         [Next page is signature page.]

BORROWER:

CALIFORNIA MICRO DEVICES CORPORATION

By:           /s/ KENNETH E. THORNBRUGH
              -------------------------

Title:        Vice President Finance & Administration and CFO



BANK:

SILICON VALLEY BANK




By:           /s/ TOM SMITH
              ---------------------------------------

Title:        Senior Relationship Manager

              ---------------------------------------

                     Schedule to Loan and Security Agreement

The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement):
                                                  -----------------------------

Borrower's State of formation:
                              -------------------------------------------------

Borrower has operated under only the following other names (if none, so state):

-------------------------------------------------------------------------------

All other address at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):
                                                                    -----------
-------------------------------------------------------------------------------

Borrower has deposit accounts and/or investment accounts located only at the following institutions:
                       --------------------------------------------------------

List Acct. Numbers:
                   ------------------------------------------------------------

Liens existing on the Closing Date and disclosed to and accepted by Bank in writing:
        -----------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Investments existing on the Closing Date and disclosed to and accepted by Bank in writing:
           --------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Subordinated Debt:

Indebtedness on the Closing Date and disclosed to and consented to by Bank in writing:
        -----------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

The following is a list of the Borrower's copyrights (including copyrights of software) which are registered with the United States Copyright Office. (Please include name of the copyright and registration number and attach a copy of the registration):
              -----------------------------------------------------------------
                                      -28-

The following is a list of all software which the Borrower sells, distributes or licenses to others, which is not registered with the United States Copyright Office. (Please include versions which are not registered:
                                                          ---------------------

-------------------------------------------------------------------------------

The following is a list of all of the Borrower's patents which are registered with the United States Patent Office. (Please include name of the patent and registration number and attach a copy of the registration.):
                                                            -------------------

-------------------------------------------------------------------------------

The following is a list of all of the Borrower's patents which are pending with the United States Patent Office. (Please include name of the patent and a copy of the application.):
                     ----------------------------------------------------------

The following is a list of all of the Borrower's registered trademarks. (Please include name of the trademark and a copy of the registration.):
                                                               ----------------

-------------------------------------------------------------------------------

Borrower is not subject to litigation which would have a material adverse effect on the Borrower's financial condition, except the following (attach additional comments, if needed):
                     ----------------------------------------------------------

Tax ID Number------------------------------------------------------------------


Organizational Number, if any:
                               ------------------------------------------------

                                    EXHIBIT A

     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

     All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

     All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

     All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

     All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

     All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

     Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights, mask works, mask work applications, copyright applications, copyright or mask work registrations and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the "Intellectual Property"), except that the Collateral shall include the proceeds of all the Intellectual Property that are accounts, (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank's security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property.

                                    EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.S.T.

Fax To:                                               Date:_____________________


--------------------------------------------------------------------------------
Loan Payment:

                 California Micro Devices Corporation (Borrower)

From Account #___________________________ To Account #__________________________
                  (Deposit Account #)                      (Loan Account #)

Principal $_____________________ and/or Interest $______________________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date.

Authorized Signature:___________________________ Phone Number:__________________
--------------------------------------------------------------------------------

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #___________________________ To Account #__________________________
                    (Loan Account #)                       (Deposit Account #)

Amount of Advance $_______________________

All Borrower's representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date.

Authorized Signature:__________________________ Phone Number:___________________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OUTGOING WIRE REQUEST

Complete only if all or a portion of funds from the loan advance above are to be wired. Deadline for same day processing is 12:00pm, P.S.T.

Beneficiary Name:____________________________ Account of Wire: $________________

Beneficiary Name:____________________________ Account of Wire: $________________

City and State:_________________________________________________________________

Beneficiary Bank Transit (ABA) # Beneficiary  __________________________________

Bank Code (Swift, Sort, Chip, etc.):____________________________________________

                         (For International Wire Only)

Intermediary Bank:___________________________ Transit(ABA) #:___________________

For Further Credit to:__________________________________________________________

Special Instruction:____________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:__________________________________________________________

Print Name/Title:______________________________________________________________

Telephone:_____________________________________________________________________

2nd Signature (if Required):___________________________________________________

Print Name/Title:______________________________________________________________

Telephone:_____________________________________________________________________

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

-----------------------------------------------------------------------------------------------------------------------------------
Borrower:                  California Micro Devices                    Bank:            Silicon Valley Bank
                           Corporation                                                  3003 Tasman Drive
                                                                                        Santa Clara, CA 95054

Commitment Amount: $3,500,000 (Committed Revolving Line)*
-----------------------------------------------------------------------------------------------------------------------------------

ACCOUNTS RECEIVABLE
1.                 Accounts Receivable Book Value as of ____________                                $
2.                 Additions (please explain on reverse)                                            $
3.                 TOTAL ACCOUNTS RECEIVABLE                                                        $

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)                                                $
4.                 Amounts over 90 days due                                                         $
5.                 Balance of 50% over 90 day accounts                                              $
6.                 Credit balances over 90 days                                                     $
7.                 Concentration Limits                                                             $
8.                 Foreign Accounts                                                                 $
9.                 Governmental Accounts                                                            $
10.                Contra Accounts                                                                  $
11.                Promotion or Demo Accounts                                                       $
12.                Intercompany/Employee Accounts                                                   $
13.                Other (please explain on reverse)                                                $
14.                TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                                             $
15.                Eligible Accounts (#3 minus #14)                                                 $
16.                LOAN VALUE OF ACCOUNTS (80% of #15)                                              $

BALANCES

17.                Principal balance of Advances                                                    $
18.                Outstanding under Sublimits (LC, FX and Cash Management)                         $
19.                19.65% of principal balance of Equipment Advances                                $

REVOLVING LINE AVAILABILITY
20.                Revolving Line Availability Calculation ($3,500,000 minus #17 and #18)           $
21.                Borrowing Base Availability Calculation (#16 minus #17, #18 and #19)             $
22.                AMOUNT AVAILABLE FOR ADVANCES (lesser of #20 and #21)                            $


* Obligations under the Committed Revolving Line and the Committed Equipment Line are limited to $4,725,000. Equipment Advances are limited to $3,500,000. 65% of the Equipment Advances must be supported by the Borrowing Base.

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:

Sample documents

By:_______________________________________________
         Auth. Signer

BANK USE ONLY

Rec'd By:_________________________________________
              Auth. Signer

Date:_____________________________________________


Verified:_________________________________________
           Auth. Signer

Date:_____________________________________________

                                    EXHIBIT D

                             COMPLIANCE CERTIFICATE

TO:               SILICON VALLEY BANK
                  3003 Tasman Drive
                  Santa Clara, CA 95054

FROM:    California Micro Devices Corporation

     The undersigned authorized officer of California Micro Devices Corporation ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

     Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant                                          Required                               Complies
------------------                                          --------                               --------
Monthly financial statements + CC                           Monthly within 30 days                 Yes      No
10Q, 10K (Audited)                                          Quarterly/FYE (as applicable)  within  Yes      No
                                                            120 days or within 5 days of issuance
A/R & A/P Agings                                            Monthly within 30 days                 Yes      No
Backlog and Booking Reports                                 Monthly within 30 days                 Yes      No
Borrowing Base Certificate                                  Monthly within 30 days                 Yes      No

Budgets,  sales  projections,  operating  plans,  or other  Promptly after Lender requests         Yes      No
financial information as Lender may request

Financial Covenant                                          Required              Actual           Complies
------------------                                          --------              ------           --------
Maintain:
     Minimum Quick Ratio (monthly)                          0.70:1.00             _____:1.00       Yes      No
     Minimum Tangible Net Worth (quarterly)                 $5,000,000            $________        Yes      No

Have  there  been  updates  to   Borrower's   Intellectual                                         Yes      No
Property?

Borrower only has deposit accounts located at the following institutions:

Comments Regarding Exceptions:  See attached.

Sincerely,

California Micro Devices Corporation

________________________________________________
SIGNATURE

________________________________________________
TITLE

________________________________________________
DATE

                                  BANK USE ONLY

Rec'd By:______________________________________
              Authorized Signer

Date:__________________________________________


Verified:______________________________________
              Authorized Signer

Date:__________________________________________


Compliance Status:           Yes       No

                                    EXHIBIT E

          Collateral Control and Related Provisions on Event of Default

     Without limiting Bank's other rights and remedies, if an Event of Default occurs and is continuing, the following provisions (the "Collateral Control Provisions") shall be effective immediately upon notice by Bank to the Borrower:

     (1) Schedules and Documents relating to Accounts. Borrower shall deliver to Bank transaction reports and loan requests, schedules and assignments of all Accounts, and schedules of collections, all on Bank's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Bank's security interest and other rights in all of Borrower's Accounts. Together with each such schedule and assignment, or later if requested by Bank, Borrower shall furnish Bank with copies (or, at Bank's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Bank an aged accounts receivable trial balance in such form and at such intervals as Bank shall request. In addition, Borrower shall deliver to Bank the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, immediately upon receipt thereof and in the same form as received, with all necessary endorsements, all of which shall be with recourse. Borrower shall also provide Bank with copies of all credit memos from time to time on request by Bank.

     (2) Collection of Accounts. Borrower shall hold all payments on, and proceeds of, Accounts and all other Collateral in trust for Bank, and Borrower shall immediately deliver all such payments and proceeds to Bank in their original form, duly endorsed, to be applied to the Obligations in such order as Bank shall determine. Borrower agrees that it will not commingle such payments and proceeds with any of Borrower's other funds or property, but will hold such payments and proceeds separate and apart from such other funds and property and in an express trust for Bank. Bank may, in its discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Bank may specify, pursuant to a blocked account agreement in such form as Bank may specify. Bank or its designee may, at any time, notify Account Debtors that the Accounts have been assigned to Bank. Nothing in this Exhibit limits the restrictions on Transfers of Collateral set forth elsewhere in this Agreement.

     (3) Loan Requests. Without limiting the right of Bank to cease making Loans on an Event of Default, requests for Loans shall be in writing and shall be accompanied by a current Transaction Report on Bank's standard form.

     (4) Reserves. Without limiting the right of Bank to cease making Loans on an Event of Default, Bank shall have the right, from time to time, to establish and deduct the following reserves from the amount of Loans, Letters of Credit and other financial accommodations under the lending formula(s) provided in the
Schedule: (a) reserves to reflect events, conditions, contingencies or risks which, as determined by Bank in good faith, do or may affect adversely

(i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); and (b) reserves to reflect Bank's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower to Bank is or may have been incomplete, inaccurate or misleading in any material respect.

                            NEGATIVE PLEDGE AGREEMENT

     This Negative Pledge Agreement is made as of June 17, 2002, by and between California Micro Devices Corporation, a California corporation ("Borrower"), and Silicon Valley Bank ("Bank").

                                     RECITAL

     Bank has agreed to make certain advances of money and to extend certain financial accommodations to Borrower (the "Loans") in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Borrower dated June 17, 2002 (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"; capitalized terms used herein are used as defined in the Loan Agreement). Bank is willing to make the Loans to Borrower, but only upon the condition, among others, that Borrower shall provide to Bank a negative pledge in Borrower's Intellectual Property.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, Borrower hereby represents, warrants, covenants and agrees as follows:

     1. Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber (other than transfers permitted under Section 7.1 of the Loan Agreement") any of Borrower's Intellectual Property (including without limitation those Copyrights, Patents, Trademarks and Mask Works listed on Schedules A, B, C, and D hereto), without Bank's prior written consent.

     2. It shall be an event of default under the Loan Documents and under any of the related documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

BORROWER:

CALIFORNIA MICRO DEVICES CORPORATION

By: /s/ KENNETH E. THORNBRUGH
    -------------------------------------------------
Name: Kenneth E. Thornbrugh
      -----------------------------------------------
Title: Vice President Finance & Administration and CFO
       -------------------------------------------------------

BANK:

SILICON VALLEY BANK

By: /s/ TOM SMITH
    -------------------------------------------------
Name: Tom Smith
      -----------------------------------------------
Title: Senior Relationship Manager
       ----------------------------------------------

                                   SCHEDULE A

                                   Copyrights

Description                       Registration/                   Registration/
-----------                       Application                     Application
                                  Number                          Date
                                  ------                          ----

                                   SCHEDULE B

                                     Patents

Description                        Registration/                  Registration/
-----------                        Application                    Application
                                   Number                         Date
                                   ------                         ----

                                   SCHEDULE C

                                   Trademarks

Description                        Registration/                  Registration/
-----------                        Application                    Application
                                   Number                         Date
                                   ------                         ----

                                   SCHEDULE D

                                   Mask Works

Description                        Registration/                  Registration/
-----------                        Application                    Application
                                   Number                         Date
                                   ------                         ----
                                      -42-

                         CORPORATE BORROWING RESOLUTIONS

Borrower: California Micro Devices Corporation Lender:Silicon Valley Bank
          215 Topaz Street                            3003 Tasman Drive
          Milpitas, CA 95035                          Santa Clara, CA 95054-1191

I, the Secretary or Assistant Secretary of California Micro Devices Corporation ("Borrower"), CERTIFY that Borrower is a corporation existing under the laws of the State of California.

I certify that at a meeting of Borrower's Directors (or by other authorized corporate action) duly held the following resolutions were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:

      NAMES                    POSITIONS              ACTUAL SIGNATURES
      -----                    ---------              -----------------

Robert V. Dickinson        President and CEO     /s/ Robert V. Dickinson
-------------------------  -------------------   ------------------------------

Kenneth E. Thornbrugh      CFO                   /s/ Kenneth E. Thornbrugh
-------------------------  -------------------   ------------------------------


-------------------------  -------------------   ------------------------------

may act for Borrower, and:

          Borrow Money. Borrow money from Silicon Valley Bank ("Bank").

          Execute Loan Documents. Execute any loan documents Bank requires.

          Grant Security. Grant Bank a security interest in any of Borrower's assets.

          Negative Pledge on Intellectual Property. Execute a negative pledge agreement with Bank with respect to the Borrower's intellectual property.

          Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

          Letters of Credit. Apply for letters of credit from Bank.

          Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

          Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower's right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are Borrower's officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

CERTIFIED TO AND ATTESTED BY:

X /s/ Stephen M. Wurzburg
  -----------------------------------------------
*Secretary or Assistant Secretary

X
  -----------------------------------------------

*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

                                      -44-